UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

The Brink's Company

______________________________________________________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

MMI Investments, L.P.

______________________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[MMI Investments, L.P. Letterhead]

December 12, 2007

Mr. Steve Jennings

Mr. Bob Lurie

Managing Partners

Monitor Group

Two Canal Park

Cambridge, Massachusetts 02141

Dear Messrs. Jennings & Lurie:

We read with interest the announcement of Monitor Group’s retention by The Brink’s Company “to assist in the ongoing evaluation of the various strategic options available to the company.” During our more than four years as one of the largest owners of Brink’s we have spent extensive time and effort scrutinizing Brink’s chronic undervaluation and attempting to unlock the company’s significant intrinsic value through the encouragement of strategic alternatives. We believe Monitor Group would benefit from our experience and insights on these issues and would appreciate the opportunity to communicate with your team directly.

We hope you would agree that any comprehensive “assessment of the most effective path to create both long-term and short-term value for shareholders” would include the views of those shareholders – the owners of the company. We will therefore gladly make ourselves available to discuss these issues, with the understanding, of course, that you cannot and would not be expected to discuss any material non-public information regarding the company. We believe our input would benefit your analysis, as we believe it has benefited the company. Please feel free to contact me at (212) 586-4333.

Sincerely,
/s/ CLAY LIFFLANDER
Clay Lifflander

Cc:	Michael T. Dan Chairman, President and Chief Executive Officer The Brink’s Company
James R. Barker Lead Director The Brink’s Company

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MMI INVESTMENTS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MMI INVESTMENTS AND THE OTHER PARTICIPANTS NAMED THEREIN WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WHEN AND IF AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC. BY CALLING (800) 322-2885. ANY SUCH PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED ON NOVEMBER 30, 2007 AND IS AVAILABLE FREE OF CHARGE AT THE SEC’s WEBSITE AT HTTP://WWW.SEC.GOV.

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